Exhibit (c)(5)
Strictly Private and Confidential Preliminary DRAFT
Project Remix Preliminary Discussion Materials Goldman Sachs (Asia) L.L.C. September 1, 2006

The contents of this document are confidential. The information contained in this document was obtained from publicly available and other sources and has not been independently verified by Goldman Sachs (Asia) L.L.C. Neither Goldman Sachs (Asia) L.L.C. nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this document and any liability therefore (including in respect of direct, indirect or consequential loss or damage) is expressly disclaimed. This document does not purport to contain all of the information that may be required to evaluate and should not be relied on in connection with any potential transaction. Goldman Sachs (Asia) L.L.C. does not undertake or expect to update or otherwise revise this document. The receipt of this document by any recipient is not to be taken as constituting the giving of investment advice by Goldman Sachs (Asia) L.L.C. to that recipient, nor to constitute such person a customer of Goldman Sachs (Asia) L.L.C. This document constitutes neither an express nor an implied commitment by Goldman Sachs (Asia) L.L.C. or any of its affiliates to act in any capacity in any transaction referred to herein or to provide financing. Such commitment shall only be set forth in a separate engagement, underwriting or other applicable type of agreement or letter.

Strictly Private and Confidential
Preliminary DRAFT

Overview of Gamma

Overview

- Gamma was established in October 1999 as a joint venture between Hutchison Whampoa Limited, Cheung Kong (Holdings) Limited, and other strategic investors
- As of August 30, 2006, Gamma had a market cap of US$506 mm
- Headquartered in Hong Kong, Gamma is listed on the Main Board of the Stock Exchange of Hong Kong
- Gamma maintains diverse businesses in five areas:
  - Internet (Omega),
  - Publishing (including magazines and books, with an especial strength in Taiwan)
  - Outdoor Media (Gamma Outdoor Media Group, which operates a large advertising billboard and unipole network in China)
  - Sports (China Open)
  - Television entertainment

Financial Summary

(US$ mm)	2004	2005	1H2006
Revenue	334	399	196
EBITDA	138	83	40
Margin	*41.4%*	*20.8%*	*20.4%*
Net income	111	45	12
Margin	33.3%	11.3%	10.6%
Total Assets	1,012	1,001	1,075
Shareholders' equity	338	371	388
Net Debt	(50)	10	(90)

Revenue Breakdown

2004


TV & Entertainment Group 1.2%
Sports Group 11.4%
Outdoor Media Group 14.2%
Internet Group 38.1%
Publishing Group 35.1%

2005


Sports Group 6.7%
TV & Entertainment Group 2.5%
Outdoor Media Group 13.3%
Internet Group 44.1%
Publishing Group 33.3%

Key Shareholders

Company Name	% Held
Hutchison Whampoa, Ltd.	24.47
Ms. Solina Chau[1]	23.84
Cheung Kong (Holdings) Ltd.	12.23
Lehman Brothers Asset Management LLC	8.65
Western Asset Management Company Ltd.	8.00

Source: Company data and Datastream

[1] *Held through Schumann International Limited and Handel International Limited.*

1

Strictly Private and Confidential Preliminary DRAFT

Overview of Omega

Overview

- Omega was incorporated on August 28, 2001 as a subsidiary of Gamma
- Omega was listed on the NASDAQ and the GEM in Hong Kong on March 10, 2004 and March 11, 2004
  - Most trading occurs on the Nasdaq, with Omega's ADRs seeing roughly 80-90% of total volume traded
- As of August 30, 2006, Omega had a market cap of US$682 mm
- Omega is one of the leading Internet companies in China with a leading platform for provision of wireless value added services ("WVAS")
  - WVAS includes ring tones, games, interactive voice response, short messaging services, multimedia messaging services and wireless access protocol

Financial Summary

(US$ mm)	2004	2005	1H2006
Revenue	123	172	99
EBITDA	41	49	18
Margin	*33.6%*	*28.5%*	*18.3%*
Net income	34	45	23
Margin	*27.6%*	*26.2%*	*24.0%*
Total Assets	403	446	525
Shareholders' equity	234	329	366
Net Debt	(79)	(41)	(65)

Revenue Breakdown

2004


Commercial Enterprise Solutions
1.8%
Advertising
6.2%
Internet Access
0.1%
WVAS
92.0%

2005


Commercial Enterprise Solutions
0.6%
Advertising
5.4%
Internet Access
0.0%
WVAS
94.1%

Key Shareholders

Company Name	%Held
Gamma	65.73
Cranwood Group	10.00
Munder Capital Management	2.24
Fidelity Management & Research	1.44
ClearBridge Advisors (SBAM)	1.12
D. E. Shaw & Co., L.P.	1.07

Source: Company data and Datastream

2

Strictly Private and Confidential Preliminary DRAFT
Overview of Analyses Applied
Description
#1 Trading Performance Review of share price trends relative to appropriate benchmarks
#2 Research Outlook Summary of broker commentary and targets
#3 Comparison of Publicly traded valuation metrics
Various Comparables
#4 Private Market M&A market multiples
Comparables
#5 Analysis at Various Allows for comparison of valuation parameters
Prices

Strictly Private and Confidential
Preliminary DRAFT

#1 Omega Historical Share Price Performance

Annotated ADR Price Chart


10 Mar 2004
Omega goes public on HKSE and Nasdaq with IPO price of HKD1.515 and US$15.55
21 Sept 2004
Omega announces strategic partnership with ESPN STAR Sports
20 Jun 2005
Omega announces partnership with Warner Brothers
13 Sept 2005
Omega sets up JV with UMPay
10 Nov 2005
Omega reports 3Q2005 net income up 77% YoY
17 Jan 2006
Omega discloses that 3 directors exercised options and sold shares
17 Mar 2006
Omega reports 4Q2005 net income up 55% YoY
May 2006
Rumors about China Mobile policy change begin
7 June 2006
China Mobile releases new policy on WVAS
13 Jun 2006
Omega acquires Infomax
31 Mar 2006
Rumors surface regarding Omega's potential acquistion of 19.5% stake in Sina from Shanda
11 Aug 2004
Omega announces acquisition of Treasure Base, a China WVAS company
17 Dec 2004
Omega announces acquisition of Indiagames
5 Sept 2005
Omega announces JV with Skype
25 Jan 2006
Tommei Tong is appointed CEO of Omega
4 July 2006
China Mobile announces switch to monthly billing system for WVAS
11 Aug 2006
Omega releases 2Q2006 earnings results
Closing Market Price (US$)
35
30
25
20
15
10
5
0
10-Mar-2004
10-Jul-2004
10-Nov-2004
10-Mar-2005
10-Jul-2005
10-Nov-2005
10-Mar-2006
10-Jul-2006
Daily from 10-Mar-2004 to 30-Aug-2006

Source: Datastream; selected newsruns

4

Strictly Private and Confidential Preliminary DRAFT
#1 Trading Performance Analysis Omega Relative Share Price Performance & Parameters
Relative Price Performance 1 200 175 150 (%) Price 21.8% 125 Indexed 15.8% 2.6% 100 -12. 75 -33.5% 50 30-Aug-05 30-Dec-05 30-Apr-06 30-Aug-06
Daily from 30-Aug-2005 to 30-Aug-2006
Omega ADR Hang Seng Nasdaq MSCI AP Internet China WVAS Index
Source: Datastream, IBES median for EPS estimates used in calculating P/E multiples 1 China WVAS Index includes Linktone, Hurray!, and KongZhong. 2 Equity value calculated using 53.245 million ADR shares. 3 Based on IBES median consensus estimates. 4 As of August 30, 2006.
Price Parameters Implied P/E
Implied Premium/ Multiples 3
Equity (Discount)
Period Price Value 2 to Current 2006 2007
Current 4 12.85 684 NA 21.8x 25.7x 1 month 11.97 637 -6.8% 20.3x 23.9x average 3 months 15.26 813 18.8% 25.9x 30.5x average 6 months 19.81 1,055 54.1% 33.6x 39.6x average 1 year 19.64 1,046 52.8% 33.3x 39.3x average 2 years 16.19 862 26.0% 27.4x 32.4x average 52-Wk high 28.31 1,507 120.3% 48.0x 56.6x 52-Wk low 10.37 552 (19.3)% 17.6x 20.7x Street High 12.85 684 NA 17.8x 17.1x Street Low 12.85 684 NA 23.8x 36.7x

Strictly Private and Confidential Preliminary DRAFT
#1Omega Historical Share Price Performance Price-Volume Charts
Omega ADR – Since IPO
40 80
) IPO price: US$15.55 $35 70
Total value traded since 60
30 IPO: US$3.6 bn Price (US 50
25 Market 40 Value (US
20 VWAP = 16.34 $Average = 15.48 30 Closing 15 mm) 20
10 10
5 0 10-Mar-04 10-Aug-04 10-Jan-05 10-Jun-05 10-Nov-05 10-Apr-06
Daily from 10-Mar-2004 to 30-Aug-2006
Omega ADR Trading Value Omega ADR Omega ADR –2006YTD
40 80
35 70
Price 60 30 Market 50
) Average = 20.19 $25 VWAP = 19.99 40 (US 20 Value (US Closing $
30 15 20 mm)
10 10 5 0 30-Dec-05 28-Feb-06 30-Apr-06 30-Jun-06 30-Aug-06
Daily from 30-Dec-2005 to 30-Aug-2006
Omega ADR Trading Value Omega ADR Omega HK – Since IPO
3.0 10
IPO price: HKD1.515 9
2.5 Total value traded since IPO: US$666 mm 8
7 2.0 Price (HKD) VWAP = 1.51 6
Average = 1.51 Market 1.5 5 Value (US $
4 1.0
Closing 3 mm)
2 0.5 1 0.0 0 11-Mar-04 11-Jul-04 11-Nov-04 11-Mar-05 11-Jul-05 11-Nov-05 11-Mar-06 11-Jul-06
Daily from 11-Mar-2004 to 30-Aug-2006
Omega HK Trading Value Omega HK Source: Datastream
Omega HK –2006YTD 3.00 10 9 2.50 8 Average = 1.97 7 2.00 Price (HKD) 6 1.50 VWAP = 1.89 5 Market Value (US 4 $1.00 3 Closing mm) 2 0.50 1 0.00 0 30-Dec-05 28-Feb-06 30-Apr-06 30-Jun-06 30-Aug-06 Daily from 30-Dec-2005 to 30-Aug-2006 Omega HK Trading Value Omega HK

Strictly Private and Confidential Preliminary DRAFT
#1 Omega Historical Share Price Performance Shares Traded at Various Prices – Omega ADR
1 Month 4,000 Weighted Average Price: USD 12.10 Total Shares Traded as Percent of Shares Outstanding: 21.87% 3,000
(000s) 2,000 Volume
1,000
10.37 10.67 10.97 11.27 11.57 11.87 12.18 12.48 12.78 13.08 13.38 13.68 to to to to to to to to to to to to 10.67 10.97 11.27 11.57 11.87 12.18 12.48 12.78 13.08 13.38 13.68 13.98
Daily from 28-Jul-2006 to 30-Aug-2006
3 Months
10,000 Weighted Average Price: USD 15.25 Total Shares Traded as 8,000 Percent of Shares Outstanding: 66.98%
(000s) 6,000 Volume
4,000 2,000
10.37 11.29 12.22 13.14 14.06 14.99 15.91 16.83 17.76 18.68 19.60 20.53 to to to to to to to to to to to to 11.29 12.22 13.14 14.06 14.99 15.91 16.83 17.76 18.68 19.60 20.53 21.45
Daily from 30-May-2006 to 30-Aug-2006
6 Months
12,000 Weighted Average Price: USD 19.69 Total Shares Traded as 10,000 Percent of Shares Outstanding: 122.03%
(000s) 8,000
6,000
Volume
4,000 2,000
10.37 11.87 13.36 14.86 16.35 17.85 19.34 20.84 22.33 23.83 25.32 26.82 to to to to to to to to to to to to 11.87 13.36 14.86 16.35 17.85 19.34 20.84 22.33 23.83 25.32 26.82 28.31
Daily from 28-Feb-2006 to 30-Aug 2006
1 Year
35,000 Weighted Average Price: USD 19.74 Total Shares Traded as 30,000 Percent of Shares Outstanding: 202.21% 25,000
(000s) 20,000 Volume
15,000 10,000 5,000 0
10.37 11.87 13.36 14.86 16.35 17.85 19.34 20.84 22.33 23.83 25.32 26.82 to to to to to to to to to to to to 11.87 13.36 14.86 16.35 17.85 19.34 20.84 22.33 23.83 25.32 26.82 28.31
Daily from 30-Aug-2005 to 30-Aug-2006
Source: Datastream

Strictly Private and Confidential Preliminary DRAFT
1 Month
40,000 HKD 1.17 Weighted Average Price: Total Shares Traded as Percent of Shares Outstanding: 3.09%
(000s) 20,000 Volume
1.02 1.04 1.06 1.08 1.10 1.12 1.15 1.17 1.19 1.21 1.23 1.25 to to to to to to to to to to to to 1.04 1.06 1.08 1.10 1.12 1.15 1.17 1.19 1.21 1.23 1.25 1.27
Daily from 28-Jul-2006 to 30-Aug-2006
3 Months
80,000 Weighted Average Price: HKD 1.38 Total Shares Traded as Percent (000s) 60,000 of Shares Outstanding: 7.07%
40,000
Volume
20,000
1.02 1.12 1.22 1.32 1.41 1.51 1.61 1.71 1.81 1.91 2.00 2.10 to to to to to to to to to to to to 1.12 1.22 1.32 1.41 1.51 1.61 1.71 1.81 1.91 2.00 2.10 2.20
Daily from 30-May-2006 to 30-Aug-2006
6 Months
120,000 Weighted Average Price: HKD 1.81 100,000 Total Shares Traded as Percent of Shares Outstanding: 12.71%
(000s) 80,000
60,000
Volume
40,000 20,000 0
1.02 1.16 1.31 1.45 1.60 1.74 1.89 2.03 2.17 2.32 2.46 2.61 to to to to to to to to to to to to 1.16 1.31 1.45 1.60 1.74 1.89 2.03 2.17 2.32 2.46 2.61 2.75
Daily from 28-Feb-2006 to 30-Aug-2006
1 Year
Weighted Average Price:HKD 1.85 300,000 Total Shares Traded as Percent of Shares Outstanding: 32.09%
(000s) 200,000 Volume
100,000
1.02 1.16 1.31 1.45 1.60 1.74 1.89 2.03 2.17 2.32 2.46 2.61 to to to to to to to to to to to to 1.16 1.31 1.45 1.60 1.74 1.89 2.03 2.17 2.32 2.46 2.61 2.75
Daily from 30-Aug-2005 to 30-Aug-2006
Source: Datastream

Strictly Private and Confidential Preliminary DRAFT
#1 Omega Historical Share Price Performance
Shares Traded at Various Prices – Omega ADR and HK Combined 1
1 Month
4,500 Weighted Average Price: USD 11.86 4,000 Total Shares Traded as Percent 3,500 of Shares Outstanding: 24.96%
(000s) 3,000 2,500
Volume 2,000 1,500 1,000 500 0
10.53 10.73 10.94 11.14 11.35 11.55 11.76 11.96 12.17 12.37 12.58 12.78 to to to to to to to to to to to to 10.73 10.94 11.14 11.35 11.55 11.76 11.96 12.17 12.37 12.58 12.78 12.99
Daily from 28-Jul-2006 to 30-Aug-2006
3 Months
8,000 Weighted Average Price: USD 15.39 7,000 Total Shares Traded as Percent of Shares Outstanding: 74.05% 6,000
(000s) 5,000
4,000
Volume
3,000 2,000 1,000 0
10.53 11.49 12.45 13.41 14.37 15.34 16.30 17.26 18.22 19.18 20.14 21.10 to to to to to to to to to to to to 11.49 12.45 13.41 14.37 15.34 16.30 17.26 18.22 19.18 20.14 21.10 22.06
Daily from 30-May-2006 to 30-Aug-2006
6 Months
12,000 Weighted Average Price: USD 19.70 Total Shares Traded as Percent 10,000 of Shares Outstanding: 134.74%
(000s) 8,000
6,000
Volume
4,000 2,000
10.53 12.00 13.46 14.93 16.40 17.87 19.33 20.80 22.27 23.74 25.20 26.67 to to to to to to to to to to to to 12.00 13.46 14.93 16.40 17.87 19.33 20.80 22.27 23.74 25.20 26.67 28.14
Daily from 28-Feb-2006 to 30-Aug-2006
1 Year
25,000 Weighted Average Price: USD 19.69 Total Shares Traded as Percent 20,000 of Shares Outstanding: 234.30%
(000s) 15,000 Volume
10,000
5,000
10.53 12.00 13.46 14.93 16.40 17.87 19.33 20.80 22.27 23.74 25.20 26.67 to to to to to to to to to to to to 12.00 13.46 14.93 16.40 17.87 19.33 20.80 22.27 23.74 25.20 26.67 28.14
Daily from 30-Aug-2005 to 30-Aug-2006
Source: Datastream
1 Hong Kong shares traded converted to ADRs at 80 Hong Kong common shares per each ADR. Exchange rate of HKD7.78/US$1.

Strictly Private and Confidential Preliminary DRAFT
#2 Research Outlook and Commentary
Omega Summary of Analysts’ Recommendations
Summary of Analyst Recommendations
Source: Broker reports
1 Excludes Evolution Securities due to outdated report. Last report on May 30, 2006 with Sell rating.
Specific Analyst Recommendations 1 Analyst Sell Hold Buy Brean, Murray Carret Aug 11 CE Unterberg Aug 09 Citigroup Aug 11 Credit Suisse Aug 11 Deutsche Bank Aug 11 Goldman Sachs Aug 11 Lehman Brothers Aug 11 Morgan Stanley Aug 11 Pacific Crest Aug 10 Piper Jaffray Aug 11 Susquehanna Aug 10 Think Equity Aug 11

Strictly Private and Confidential Preliminary DRAFT

#2 Research Outlook and Commentary

Date	Research House	Target Price	Recommendation	Commentary
Aug 11	Brean, Murray Carret	NA	Hold	■ New 3Q guidance significantly falls short of previous worst case management guidance. Performance resets the bar at a lower level and caps upside
Aug 9	CE Unterberg	NA	Hold	■ IVR business permanently damaged since new policies do not allow cross-selling of IVR services ■ Stock richly valued but with small upside if Skype, UMPay, and 3G offerings pan out
Aug 11	Citigroup	16.00	Hold	■ Impact of policies will carry into 1H07 with new policy changes possible in next 6 to 9 months ■ Due to uncertainty, investors should stay away from WVAS stocks
Aug 11	Goldman Sachs	7.50	Sell	■ Management guides earnings down further than revenue and identifies no recovery point
Aug 11	Morgan Stanley	11.70-20.40	Buy	■ WVAS industry still gaining in popularity despite policy changes and Omega remains an industry leader ■ Omega best positioned to gain market share at the expense of weaker peers who will look to exit
Aug 11	Pacific Crest	11.89	Hold	■ Prospects for industry are murky as China Mobile is intent on cleaning up MVAS industry prior to 3G rollout
Aug 11	Think Equity	15.00	Buy	■ Most service providers are likely to be marginalized down the road as carriers (China Mobile) and content providers try to steal a piece of the pie ■ However, major WVAS players are not dispensable, and a consolidation process should ensue

Source: Wall Street brokerage reports

11

Strictly Private and Confidential Preliminary DRAFT
EPS Stated Target P/E Firm Date Recommendation Price Target Valuation Methodology 2006 2007 2006 2007
Brean, Murray Carret 8/11/2006 Hold NA NA 0.59 0.55 NA NA CE Unterberg 8/9/2006 Hold NA NA 0.72 0.64 NA NA Citigroup 8/11/2006 Hold $16.00 2007 P/E 0.61 0.75 NA 20.0x Credit Suisse 8/11/2006 Hold $11.00 2007 P/E 0.60 0.46 NA NA Deutsche Bank 8/11/2006 Hold $9.50 2007 P/E 0.57 0.50 NA NA Goldman Sachs 8/11/2006 Sell $7.50 2007 P/E, DCF 0.68 0.59 NA 14.0x Lehman Brothers 8/11/2006 Hold $8.00 2007 P/E + net cash 0.63 0.42 NA 12.4x Morgan Stanley 8/11/2006 Buy NA NA 0.63 0.69 NA NA Pacific Crest 8/10/2006 Hold $11.89 DCF 0.59 0.56 NA NA Piper Jaffray 8/11/2006 Hold $10.00 2007 P/E 1 0.57 0.44 NA 19.0x Susquehanna 8/10/2006 Hold NA NA 0.54 0.44 NA NA Think Equity 8/11/2006 Buy $15.00 DCF 0.61 0.35 NA NA High $16.00 0.72 0.75 NA 20.0x Median $10.50 0.61 0.53 NA 16.5x Mean $11.11 0.61 0.53 NA 16.4x Low $7.50 0.54 0.35 NA 12.4x IBES Median 2 0.59 0.50
Source: Wall Street brokerage reports, IBES
1 Price target based on adjusted 2007 EPS estimate of 0.53.
2 IBES differs from median due to exclusion of Evolution Securities due to outdated estimates, and inclusion of revised Morgan Stanley estimates.

Strictly Private and Confidential Preliminary DRAFT

#3 Comparison of Various Comparables

Company	Closing Price 08/30/06	% of 52 Week High	Equity Market Cap[1]	Enterprise Value[1]	Enterprise Value[2] / Sales 2006	Sales 2007	Sales 2008	EBITDA 2006	EBITDA 2007	EBITDA 2008	Calendarized P/E Multiples[2] 2006	2007	2008
Omega	**$ 12.85**	**45 %**	**$ 682**	**$ 621**	**3.8 x**	**4.0 x**	**3.2 x**	**16.1 x**	**17.4 x**	**11.1 x**	**21.8 x**	**25.7 x**	**13.8 x**
China WVAS													
KongZhong	7.57	50	267	150	1.5	1.6	1.5	6.5	6.8	5.0	12.2	18.0	17.2
Linktone	4.73	42	122	61	0.8	0.7	0.7	4.9	5.1	8.1	18.2	16.9	23.7
Hurray!	6.39	63	143	67	1.0	0.9	0.8	9.0	7.2	6.4	32.0	24.1	25.6
Mean		50 %	$ 304	$ 225	1.8 x	1.8 x	1.5 x	9.1 x	9.1 x	7.6 x	21.0 x	21.2 x	20.1 x
Median		48 %	$ 205	$ 109	1.2 x	1.2 x	1.1 x	7.7 x	7.0 x	7.2 x	20.0 x	21.1 x	20.4 x
Other China Internet													
Tencent	$ 16.84	94 %	$ 3,968	$ 3,653	10.4 x	7.9 x	6.3 x	22.3 x	17.9 x	13.3 x	29.8 x	24.6 x	18.7 x
Baidu	77.76	68	2,735	2,602	24.5	13.3	8.9	64.0	35.8	21.1	87.4	48.3	33.3
Netease	17.54	71	2,378	1,908	6.8	5.7	5.1	10.4	8.8	8.1	15.7	13.7	12.8
Ctrip	51.94	93	1,747	1,649	17.2	12.8	11.1	47.8	33.4	24.6	56.5	41.2	23.8
Sina	24.19	83	1,320	1,108	5.4	4.7	3.6	23.3	17.8	12.9	33.1	27.5	21.2
Shanda	16.38	49	1,236	1,125	5.5	4.4	3.9	22.7	15.2	12.3	28.0	19.7	15.2
Sohu.com	21.97	77	835	766	5.8	4.8	3.7	19.3	14.6	12.4	32.1	24.6	16.9
Mean		76 %	$ 2,031	$ 1,830	10.8 x	7.7 x	6.1 x	30.0 x	20.5 x	14.9 x	40.4 x	28.5 x	20.3 x
Median		77 %	$ 1,747	$ 1,649	6.8 x	5.7 x	5.1 x	22.7 x	17.8 x	12.9 x	32.1 x	24.6 x	18.7 x
High		94 %	$ 3,968	$ 3,653	24.5 x	13.3 x	11.1 x	64.0 x	35.8 x	24.6 x	87.4 x	48.3 x	33.3 x
Mean		65 %	$ 1,343	$ 1,194	7.2 x	5.4 x	4.3 x	21.9 x	16.4 x	12.2 x	32.4 x	25.8 x	19.7 x
Median		66 %	$ 1,035	$ 937	5.5 x	4.6 x	3.7 x	17.7 x	16.3 x	11.7 x	28.9 x	24.6 x	18.0 x
Low		42 %	$ 122	$ 61	0.8 x	0.7 x	0.7 x	4.9 x	5.1 x	5.0 x	12.2 x	13.7 x	12.8 x

(1) Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.
(2) Sources: All projected sales, EBITDA, EBIT, and EPS estimates have been calendarized. Projected sales, EBITDA, EBIT, and EPS source: IBES median estimates.

13

Strictly Private and Confidential Preliminary DRAFT
#3 Comparison of Various Comparables IBES Median Estimates
EV/EBITDA 2006E 64.0x 47.8x Mean = 30.0x 23.3x 22.7x 22.3x 19.3x 16.1xMean = 9.1x 10.4x 9.0x 6.5x 4.9x i p a ase gag Sina com e ray! Baidu Ctr encent . m ur hon ShandT Sohu Nete O H KongZ Linktone
EV/EBITDA 2007E
35.8x 33.4x 17.9x 17.8xMean = 20.5x 17.4x 15.2x 14.6x Mean = 9.1x 8.8x 7.2x 6.8x 5.1x p i nt ga g e Sinacom ase e ray! Baidu Ctr nc . m ur hon Te Shanda Sohu Nete O H KongZ Linktone
P/E 2006E 87.4x 56.5x 33.1x 32.1x Mean = 40.4x Mean = 21.0x 29.8x32.0x 28.0x21.8x 18.2x 15.7x 12.2x
a g idu ent ne n a Ctrip Sin comega o B . nc anda m kto h Zh Sohu Te S Netease Hurray! O Lin Kong
P/E 2007E 48.3x 41.2x 27.5x Mean = 28.5x Mean = 21.2x 24.6x25.7x 24.1x 24.6x 18.0x 19.7x 16.9x 13.7x i p a ase ga g Sina com nd e ray! Baidu Ctr . m ur hon encent u ha T oh S Nete O H Linktone S KongZ
Source: IBES median

Strictly Private and Confidential Preliminary DRAFT

#4 Historical Hong Kong Public Market M&A Premiums[1]

Announced Deals, 2003-2006YTD

Target	Acquiror	Rank Value (US$ mm)	Premium		
			1 day to Announcement	1 week to Announcement	1 month to Announcement
Top Glory Intl Hldgs Ltd	COFCO(Hong Kong)Ltd	191	58%	58%	58%
Rosedale Hotel Group Ltd	Velocity International Ltd	123	-9%	-9%	-17%
JCG Holdings Ltd	Public Bank Bhd	162	21%	18%	21%
TPV Technology Ltd	BOE	135	4%	-4%	2%
International Bank of Asia	Fubon Financial Holding Co	415	7%	11%	23%
Guoco Group Ltd	Guoline Overseas Ltd	529	-6%	-7%	-2%
Asia Logistics Tech Ltd	Power Palace Group Ltd	154	-41%	-41%	-49%
Wing Lung Bank Ltd	Wu Jieh Yee Co Ltd	158	-4%	-1%	0%
Elec & Eltek International	Ease Ever Investments Ltd	319	6%	11%	44%
PCCW Ltd	China Netcom Grp	1,017	23%	23%	23%
Hutchison Global Comm Hldg	Hutchison Telecommun Intl	298	52%	52%	52%
Lenovo Group Ltd	Lenovo Group Ltd	152	13%	14%	6%
Henderson China Holdings Ltd	Henderson Land Dvlp Co	177	66%	61%	66%
SUNDAY Communications Ltd	PCCW Ltd	115	24%	27%	47%
Hopson Development Hldg Ltd	Investor Group	126	-6%	12%	35%
China Resources Peoples	China Mobile(Hong Kong)	466	17%	25%	73%
Hutchison Telecommun Intl Ltd	Orascom Telecom Holding	1,302	-1%	2%	1%
Chinese Estates Holdings Ltd	Children's Invest Fund	187	-3%	0%	4%
Asia Aluminum Holdings Ltd	AA Investments Co Ltd	681	25%	34%	56%
China Resources Cement Hldg	Smooth Concept Invmt	345	37%	44%	98%
First Pacific Co Ltd	Salerni International Ltd	502	-31%	-32%	-25%
Polytec Asset Holdings Ltd	Wachovia Investors Inc	101	-11%	-11%	-13%
Polytec Asset Holdings Ltd	Investor Group	101	-11%	-11%	-13%
CSMC Technologies Corp	China Resources Logic Ltd	108	4%	4%	6%
Cathay Pacific Airways Ltd	Air China International Corp	695	4%	6%	-2%
Phoenix Satellite TV Hldg Ltd	China Mobile Ltd	165	-11%	8%	-7%
CNAC	Air China International Corp	378	7%	8%	61%
PCCW Ltd	Fiorlatte Ltd	1,179	8%	7%	28%
China Paradise Electrn Retail	GOME Electrical Appl	759	9%	5%	10%
Golden Resorts Group Ltd	Sure Expert Ltd	220	-3%	-3%	-11%
Radica Games Ltd	Mattel Enterprises Ltd	230	11%	14%	9%
Asia Finl Hldg Ltd	Givemore Investments	269	-19%	-16%	-15%
Max			**66%**	**61%**	**98%**
Mean			**8%**	**10%**	**18%**
Median			**5%**	**7%**	**8%**
Min			**(41)%**	**(41)%**	**(49)%**

Source: Thompson Financial, HKSE

[1] *2003-2006YTD, transactions over US$100 million.*

15

Strictly Private and Confidential Preliminary DRAFT
#5 Analysis at Various Prices 1
Price per ADR 13.00 13.25 13.50 13.75 14.00 14.25 14.50 14.75 15.00 15.25 15.55 15.75 16.00
Equity Value (US$ mm) 692 705 719 732 745 759 772 785 799 812 828 839 852
Enterprise Value (US$ mm) 631 644 657 671 684 697 710 724 737 750 766 777 790
Premium to Current 1.2% 3.1% 5.1% 7.0% 8.9% 10.9% 12.8% 14.8% 16.7% 18.7% 21.0% 22.6% 24.5% Premium to IPO Price -16.4% -14.8% -13.2% -11.6% -10.0% -8.4% -6.8% -5.1% -3.5% -1.9% 0.0% 1.3% 2.9% Total Consideration based on Basic Shares (US$ mm)
Gamma 146 149 151 154 157 160 163 165 168 171 174 177 179
Cranwood 22 23 23 23 24 24 25 25 26 26 27 27 27
Gamma only 168 171 174 178 181 184 187 191 194 197 201 204 207
Total Consideration based on Diluted Shares (US $mm)
Gamma 146 149 152 155 157 160 163 166 169 172 176 178 179
Cranwood 22 23 23 24 24 24 25 25 26 26 27 27 27
Gamma only 168 171 175 178 181 185 188 191 194 198 203 206 207
EV/EBITDA
2006E 16.4x 16.7x 17.1x 17.4x 17.8x 18.1x 18.5x 18.8x 19.2x 19.5x 19.9x 20.2x 20.5x 2007E 17.7x 18.1x 18.4x 18.8x 19.2x 19.6x 19.9x 20.3x 20.7x 21.0x 21.5x 21.8x 22.2x P/E
2006E 22.0x 22.5x 22.9x 23.3x 23.7x 24.2x 24.6x 25.0x 25.4x 25.8x 26.4x 26.7x 27.1x 2007E 26.0x 26.5x 27.0x 27.5x 28.0x 28.5x 29.0x 29.5x 30.0x 30.5x 31.1x 31.5x 32.0x Source: IBES median estimates
1 Equity value calculated using 53.245 million ADR shares. Assume Gamma and Cranwood split the acquisition pro-rata based on their current ownership. Dilutes shares based on Treasury Stock Method at Offer Price if above strike price.

Strictly Private and Confidential Preliminary DRAFT

Omega Shareholder Overview
As of August 30, 2006

Owner Name	Shares Held	% of Total
Gamma	2,800,000,000	65.73%
Cranwood Group	425,888,453	10.00%
Munder Capital Management	95,319,600	2.24%
Fidelity Management & Research	61,360,000	1.44%
ClearBridge Advisors (SBAM)	47,658,320	1.12%
D. E. Shaw & Co., L.P.	45,767,920	1.07%
Bridger Management, L.L.C.	44,000,000	1.03%
Ruane, Cunniff & Goldfarb, Inc.	39,053,760	0.92%
Matthews International Capital Management LLC	32,824,000	0.77%
Neuberger Berman, LLC	31,816,000	0.75%
Nordinvest Norddeutsche Investment-Gesellschaft	30,000,000	0.70%
Prescott Group Capital Management, L.L.C.	26,400,000	0.62%
Citadel Investment Group, L.L.C.	26,325,360	0.62%
Hamon Investment Group Pte. Ltd.	13,334,000	0.31%
Goldman Sachs & Company, Inc.	14,453,600	0.34%
Camelot Management Corporation	20,000,000	0.47%
Bjurman, Barry & Associates	11,923,600	0.28%
PowerShares Capital Management LLC	8,884,720	0.21%
Sogéposte	10,000,000	0.23%
Renaissance Technologies Corp.	6,984,000	0.16%
Sydinvest	6,072,000	0.14%
Barclays Global Investors, N.A.	6,000,000	0.14%
Oberweis Asset Management, Inc.	4,552,000	0.11%
Fidelity Investments Management Ltd. (HK)	4,221,169	0.10%
Top 25 Shareholders	**3,812,838,502**	**89.50%**

Source: Datastream

17

Strictly Private and Confidential Preliminary DRAFT
Historical Short Interest in Omega Omega ADS
Source: Short Interest Volume (No. of ADSs in millions) M 0.0 0.5 1.0 1.5 2.0 2.5 Bloomberg ar- 04 Apr -04 Ma y- 04 Ju n-04 Jul -04 Au g-04 Se p-04 Oct -04 No v- 04 De c- 04 Ja n-05 Fe b-05 Mar -05 Apr -05 Ma y- 05 Ju n-05 Jul -05 Au g-05 Se p-05 Oct -05 No v- 05 De c- 05 Ja n-06 Fe b-06 Mar -06 Apr -06 Ma y- 06 Ju n-06 Jul -06 Au g-06